SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 7, 2003



                         THE BEAR STEARNS COMPANIES INC.
              Exact Name of Registrant as Specified in its Charter




          DELAWARE                   File No. 1-8989            13-3286161
       --------------               -----------------           --------------
       (State or Other              (Commission File           (IRS Employer
       Jurisdiction of                       Number)            Identification
       Incorporation)                                           Number)


              383 Madison Avenue, New York, New York              10179
              ---------------------------------------------------------
              (Address of Principal Executive Offices)         (Zip Code)


         Registrant's telephone number, including area code:    (212)  272-2000
                                                                ---------------




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Filed herewith is a copy of The Bear Stearns Companies Inc. Press Release, dated January 7, 2004, announcing its regular quarterly cash dividend on its outstanding shares of common stock and the approval of an amendment to its share repurchase program to allow the company to purchase up to $1.0 billion in aggregate cost of common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                  (a) Financial Statements of business acquired:

                           Not applicable.

                  (b) Pro Forma financial information:

                           Not applicable.

                  (c)   Exhibit:

                          (99.1) Press Release, dated January 7, 2004

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               THE BEAR STEARNS COMPANIES INC.



                                          By: /s/ Samuel L. Molinaro Jr.
                                                 Samuel L. Molinaro Jr.
                                                 Executive Vice President
                                                 (Chief Financial Officer)

Dated:   January 9, 2004

                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX


Exhibit No.                       Description

(99.1)                  Press Release, dated January 7, 2004

[GRAPHIC OMITTED][GRAPHIC OMITTED]       The Bear Stearns Companies Inc.
                                              383 Madison Avenue
                                              New York, NY 10179
                                              Tel (212) 272-2000
                                              www.bearstearns.com


Exhibit No.(99.1)

Contact: Elizabeth Ventura  (212) 272-9251
         Kerri Kelly        (212) 272-2529

                         THE BEAR STEARNS COMPANIES INC.
                      DECLARES COMMON STOCK CASH DIVIDEND;
                AUTHORIZES $1.0 BILLION SHARE REPURCHASE PROGRAM

NEW YORK -January 7, 2004- The Bear Stearns Companies Inc. (NYSE: BSC) today announced its regular quarterly cash dividend on its outstanding shares of common stock.
    The Board of Directors declared a regular, quarterly cash dividend of 20 cents per share on the outstanding shares of common stock, payable January 30, 2004 to stockholders of record on January 16, 2004.
     Separately, the Board of Directors of the company approved an amendment to its share repurchase program to allow the company to purchase up to $1.0 billion in aggregate cost of common stock. The amendment supercedes the previous authorization and replenishes the total authorization back to $1.0 billion. The company acquired approximately $775 million under the previous program. The share repurchase program will be utilized primarily to acquire shares of common stock in order to mitigate the dilutive effect of the company's stock award plans. The purchases may be made periodically in 2004 or beyond in the open market or through privately negotiated transactions.
    Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $37.5 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm's Web site at http://www.bearstearns.com.